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                                                                    Exhibit 99.1

                                Certification of
                             Chief Executive Officer
                           of Mannatech, Incorporated

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. ss. 1350, and accompanies the annual report on Form 10-K (the "Form 10-K") for the year ended December 31, 2002 of Mannatech, Incorporated (the "Issuer").

I, Robert M. Henry, the Chief Executive Officer of the Issuer certify that to the best of my knowledge:

     (i)  the Form 10-K fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

     (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated:  March 31, 2003.

                                           /s/ Robert M. Henry
                                           -------------------------------------
                                           Name:  Robert M. Henry

Subscribed and sworn to before me
this 31 day of March, 2003

/s/ Christina Meissner
------------------------------------
Name:        Christina Meissner
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Title: Notary Public, State of Texas

My commission expires: March 19, 2006